Exhibit 107

Calculation of Filing Fee Table

Form S-3
(Form Type)

Lite Strategy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	1	Equity	Common Stock, par value $0.00000002 per share	Rule 457(c)	1,889,070	$1.28	2,418,009.60	0.0001381	$333.93
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—
		Total Offering Amount				—	$2,418,009.60		$333.93
		Total Fees Previously Paid				—	—	—	—
		Total Fee Offsets				—	—	—	—
		Net Fee Due				—	—	—	$333.93

Offering Note
1

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Lite Strategy, Inc.’s (the “Registrant”) common stock, par value $0.00000002 (“Common Stock”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

Represents the shares of Common Stock of the Registrant that will be offered for resale by the selling stockholders pursuant to the prospectus contained in this Registration Statement on Form S-3 (the “Registration Statement”) to which this exhibit is attached. The Registration Statement registers an aggregate of 1,889,070 shares of Common Stock consisting of (i) 1,322,349 shares of Common Stock issuable upon the exercise of warrants issued to GSR Strategies LLC with an exercise price of $0.0001 per shares and (ii) 566,721 shares of Common Stock issuable upon the exercise of warrants issued to Green Dragon Investments LLC with an exercise price of $0.0001 per share.

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock as reported on the Nasdaq Capital Market on September 22, 2026, a date within five business days prior to the filing of the Registration Statement.